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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934


       Date of Report (Date of earliest event reported): October 12, 2005
                                                         ----------------



                              TB WOOD'S CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                   1-14182                  25-1771145
---------------------------   --------------------   ---------------------------
 (State of incorporation)        (Commission               (IRS Employer
                                  File Number)           Identification No.)

         440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA                   17201
------------------------------------------------------------ -------------------
          (Address of principal executive office)                (Zip Code)


                                  717-264-7161
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                    No Change
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 12, 2005, the Company entered into a Securities Purchase Agreement (the "Agreement"), dated October 12, 2005, by and among TB Wood's Incorporated, a Pennsylvania corporation, Plant Engineering Consultants, LLC, a Tennessee limited liability company, and TB Wood's Enterprises, Inc., a Delaware corporation (as borrowers), AEA Mezzanine Funding LLC ("AEAM Funding"), a Delaware limited liability company, AEA Mezzanine Fund LP ("AEAMF"), a Delaware limited partnership, and AEA Mezzanine (Unleveraged) Fund LP ("AEAUMF"), a Delaware limited partnership (as purchasers), the Company and T.B. Wood's Canada Ltd., an Ontario corporation (as Guarantors). Pursuant to the terms, and subject to the conditions, of the Agreement, (1) AEAM Funding is purchasing from the Borrowers a 12% Senior Subordinated Promissory Note, due October 11, 2012, in the principal amount of $10,185,086.06, (2) AEAMF is purchasing from the Company a warrant to purchase up to an aggregate of 118,147 shares of common stock of the Company, $.01 par value per share, and (3) AEAUMF is purchasing from (i) the Borrowers a 12% Senior Subordinated Promissory Note, due October 11, 2012, in the principal amount of $4,814,913.94 and (ii) the Company a warrant to purchase up to an aggregate of 55,853 shares of the common stock of the Company.

         The notes are guaranteed by the Company and T.B. Wood's Canada Ltd. The Agreement contains customary closing conditions and affirmative and negative covenants including without limitation, restrictions on the following: mergers, sale of assets, acquisitions, encumbrances, indebtedness, affiliate transactions, capital expenditures and ERISA matters. The Agreement also contains certain financial covenants (a) requiring the Company to maintain (i) a maximum total leverage ratio of total debt over adjusted EBITDA for the period,
(ii) a minimum fixed charge coverage ratio of EBITDA less capital expenditures over fixed charges for the period, (iii) a minimum amount of adjusted EBITDA for the period and (iv) a minimum net worth for the period, and (b) limiting the amount of capital expenditures the Company can make during any fiscal year. The notes contain customary events of default, including without limitation, failure to make payment when due, materially incorrect representations and warranties, breach of covenants, events of bankruptcy, and default of other indebtedness that would permit acceleration of such indebtedness. In addition, the notes are subject to a mandatory prepayment upon the occurrence of a Change of Control (as defined therein).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TB WOOD'S CORPORATION


                                    By /s/ Joseph C. Horvath
                                    ------------------------
                                    Vice President-Finance
                                    (Principal Financial and Accounting Officer)

                                    Date: October 17, 2005